Exhibit 10.1(c)

THIRD AMENDMENT
AND PARTIAL TERMINATION OF LEASE

This Third Amendment and Partial Termination of Lease (“Third Amendment”) is made as of August 8, 2000, by and between James H. Mitchell, not individually but as Trustee of New Providence Realty Trust (“Lessor”) and Immunogen, Inc. (“Lessee”).

WHEREAS, Lessor is the lessor and Lessee is the successor lessee under that certain Lease dated June 21, 1988, as amended (collectively, the “Lease”) relating to portions of the first floors (the “Leased Premises”) in the North and South Buildings located at 333 Providence Highway, Norwood, Massachusetts (the “Property”), as more fully described in the Lease.

WHEREAS, Lessee no longer desires to use the portion of the Leased Premises it now occupies on the first floor in the North Building containing approximately 10,100 square feet (the “North Building Space”) but desires to continue to use the portion of the Leased Premises it now occupies in the South Building; and

WHEREAS, Lessor has found a replacement tenant for the North Building Space and has agreed to accept the surrender of the North Building Space from Lessee.

NOW THEREFORE, in consideration of $1.00 and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the undersigned unto the other, the parties hereby agree to amend and modify the Lease as follows:

1.                                      Effective June 30, 2000, Lessee surrendered and vacated the North Building Space, and removed all of its personal property, leaving the North Building Space in a “broom clean condition”, free and clear of debris and otherwise in the condition required under the Lease.

2.                                      Effective on July 1 2000, the Lease shall be terminated as to the North Building Space, provided, however, to the extent Lessee had any obligations or responsibilities under the Lease for periods prior to the Move Out Date, Lessee shall remain liable therefor.

3.                                      Effective July 1, 2000, the expiration of the term of the Lease shall be June 30, 2003, the annual base rent payable to Lessor as described in the Lease shall be $157,950.00 for the period from July 1, 2000 through June 30, 2003, payable in equal monthly installments of $13,162.50 and the monthly payments on account of the estimated real estate taxes and common area charges due Lessor under the Lease shall initially be $3,290.63.

5.                                      In all other respects the Lease shall remain in full force and effect, unchanged.

6.                                      Time is of the essence to this Third Amendment.

Executed as a sealed instrument as of the date first written above.

LESSOR:
NEW PROVIDENCE REALTY TRUST

By:	/s/ James H. Mitchell
James H. Mitchell, its Trustee and
not individually

LESSEE:
IMMUNOGEN, INC.

By:	/s/ Kathleen Carroll
Name: Kathleen Carroll
Title: Vice President Finance and Administration